                                                                    EXHIBIT 99.1

[CRDA LOGO] [CRDB LOGO]

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

FOR IMMEDIATE RELEASE                        DATE:  JULY 25, 2005
                                             FROM:  THOMAS W. CRAWFORD
                                             CHIEF EXECUTIVE OFFICER

                  CRAWFORD REPORTS SECOND QUARTER 2005 RESULTS

Crawford & Company (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2005.

Second quarter 2005 revenues before reimbursements totaled $186.0 million compared with $172.0 million in the 2004 second quarter. Second quarter 2005 net income was $2.7 million compared to $5.5 million for the 2004 second quarter. Second quarter 2005 net income per share was $0.05 per share compared to $0.11 in the prior-year quarter. During the 2004 second quarter, the Company settled a tax credit refund claim with the Internal Revenue Service which increased net income by $2.8 million, or $0.06 per share. Operating earnings (earnings before net corporate interest and income taxes) in the 2005 second quarter totaled $5.5 million compared with $5.7 million in the prior year quarter.

U.S. revenues before reimbursements were $114.4 million in the second quarter of 2005, growing over 4% from $109.6 million in the 2004 second quarter. Revenues from the insurance company market were $48.2 million in the 2005 second quarter compared with $48.4 million in the 2004 period. A decline in the Company's U.S. insurance company referrals for high-frequency, low-severity claims in the current quarter was substantially offset by the referral of higher value claims. Revenues from self-insured clients were $38.6 million in the 2005 second quarter compared with $40.3 million in the 2004 quarter, due primarily to a reduction in claim referrals from the Company's existing clients, only partially offset by net new business gains. Class action services revenues were $27.6 million for the 2005 second quarter, compared with $20.9 million in the comparable 2004 quarter. These revenues can fluctuate based on the timing and size of project awards.

Second quarter 2005 international revenues grew to $71.6 million from $62.4 million for the same period in 2004, reflecting growth in revenues on a constant dollar basis of 9.0%, on an 11.3% increase in claim referrals. Compared to the 2004 second quarter, during the 2005 second quarter the U.S. dollar weakened against the British pound and the euro, resulting in a net exchange rate benefit in the

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

quarter. Excluding the benefit of exchange rate fluctuations, international revenues would have been $68.0 million in the 2005 second quarter. International operating expenses increased by $7.4 million in U.S. dollars, a 12.3% increase, and by 6.4% on a constant dollar basis.

Mr. Thomas W. Crawford, chief executive officer of Crawford & Company, stated, "Strong revenue growth in our class action services unit during the current quarter, where we reported record quarterly revenues as a result of work commenced on several large projects, was offset by revenue declines in both the insurance company and self-insured markets in the U.S."

"While we were pleased by the overall growth in our top line, we continue to face challenges in the U.S. property and casualty market, as reflected by a decline in our U.S. operating margin from 3.5% in last year's second quarter to 1.6% in the current quarter. This decrease is due to declining claim referrals during the current quarter, investment spending we are making in support of our U.S. quality and training programs, and our decision to maintain our existing service capabilities in our U.S. field operations as we focus on growing our market share in the domestic property and casualty market. The growth in revenues in our class action services unit during the second quarter generated very strong operating margin growth within that unit. We currently have a record backlog in our class action services unit totaling $40.0 million, which should provide growth in this unit's revenues and operating earnings in future quarters."

"Operating earnings in our international segment grew 94%, to $3.7 million, reflecting an improvement in our operating margin, from 3.1% in the 2004 second quarter to 5.2% in the 2005 period. An increase in claim referrals, primarily as a result of recent client wins in our United Kingdom and European operations, as well as hurricane-related claims in the Caribbean region, contributed to this margin improvement. We remain confident that the substantial new business awarded to us during 2004 and 2005 will continue to provide solid growth in revenues and healthy international operating margins throughout 2005."

Total revenues before reimbursements for the six months ended June 30, 2005 were $370.3 million compared with $341.9 million in 2004. Operating earnings totaled $10.7 million in the 2005 period compared with $10.8 million in 2004. Net income for the current six-month period totaled $5.0 million, or $0.10 per share, compared with $7.9 million, or $0.16 per share, reported in the prior year.

U.S. revenues before reimbursements for the 2005 six-month period were $226.9 million compared with $218.9 million in 2004. International revenues before reimbursements were $143.5 million in the 2005 year-to-date period compared with $123.0 million during 2004. Excluding the benefit of exchange rate fluctuations, international revenues would have been $135.5 million in the current year-to-date period, reflecting growth in revenues on a constant dollar basis of 10.2%. International operating expenses increased by $17.6 million in U.S. dollars, a 14.8% increase, and by 8.2% on a constant dollar basis.

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Mr. Crawford concluded, "Our operating cash flows for the 2005 six-month period reflect an improvement of $13.4 million as compared to the prior-year period. This improvement is due to the collection of accounts receivable generated from hurricane-related claims administered in 2004 and 2005, as well as strong collections in our class action services unit. In addition, our investing cash flows reflect the receipt of the final installment of $7.6 million related to the September 2004 sale of an undeveloped parcel of real estate. Overall, our consolidated cash position as of June 30, 2005 is sound, totaling $43.6 million, up $20.5 million from the $23.1 million reported at June 30, 2004."

Crawford & Company's management will host a conference call with analysts on Monday, July 25, 2005 at 3:00 P.M. EDT, to discuss its quarterly earnings and other developments. The call will be recorded and available for replay through August 1, 2005. You may dial 1-800-642-1687 (706-645-9291 international) to listen to the replay. The access code is 7810341. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter ended June 30, 2005 is shown on the attached statements. Operating earnings is one of the key performance measures used by the Company's senior management to evaluate the performance of its business and make resource allocation decisions. The Company believes this measure is useful to investors in that it allows them to evaluate its performance using the same criteria that management uses. Following is a reconciliation of consolidated net income on a GAAP basis to operating earnings and the related margins as a percentage of revenues before reimbursements for all periods presented:

                                         Quarter ended                         Six months ended
                            -------------------------------------   -------------------------------------
                            June 30,      %     June 30,     %      June 30,      %     June 30,     %
                              2005     Margin     2004     Margin     2005     Margin     2004     Margin
                            --------   ------   --------   ------   --------   ------   --------   ------
Net income                   $2,681      1.5%    $5,540      3.2%   $  5,042     1.4%   $  7,929     2.3%
Add/(deduct):
   Net corporate interest     1,355      0.7       (534)    (0.3)      2,882     0.8         803     0.3
   Income taxes               1,470      0.8        725      0.4       2,763     0.7       2,093     0.6
                             ------      ---     ------      ---    --------     ---    --------     ---
Operating earnings           $5,506      3.0%    $5,731      3.3%   $ 10,687     2.9%   $ 10,825     3.2%
                             ======      ===     ======      ====   ========     ====   ========     ===

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, with a global network of more than 700 offices in 63 countries. Major service lines include workers' compensation claims administration and healthcare management services, property and casualty claims management, class action services and risk management information services. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404) 256-0830

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. The results achieved in the quarter and six month periods ended June 30, 2005 are not necessarily indicative of future prospects for the Company. Actual results in future quarters may differ materially. For a complete discussion regarding factors which could affect the Company's financial performance, see the Company's Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission, in particular the information under the headings "Business", "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. The Company's actual results may differ materially from those projected in forward-looking statements made by, or on behalf of, the Company.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL JOHN GIBLIN AT
(404) 847-4571.

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                  CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

SIX MONTHS ENDED JUNE 30                                 2005            2004             % Change
------------------------                               --------        --------           --------
Revenues:

    Revenues Before Reimbursements                     $370,336        $341,871              8%
    Reimbursements                                       36,088          29,398             23%
                                                       --------        --------
Total Revenues                                          406,424         371,269              9%

Costs and Expenses:

         Cost of Services Before Reimbursements         292,254         263,260             11%
         Reimbursements                                  36,088          29,398             23%
                                                       --------        --------
    Cost of Services                                    328,342         292,658             12%

    Selling, General, and Administrative                 67,395          67,786             -1%
    Corporate Interest Expense, Net                       2,882             803            259%
                                                       --------        --------
Total Costs and Expenses                                398,619         361,247             10%
                                                       --------        --------

Income Before Income Taxes                                7,805          10,022            -22%
Income Taxes                                              2,763           2,093             32%
                                                       --------        --------
Net Income                                             $  5,042        $  7,929            -36%
                                                       ========        ========

Net Income Per Share:
   Basic                                               $   0.10        $   0.16            -38%
                                                       --------        --------
   Diluted                                             $   0.10        $   0.16            -38%
                                                       --------        --------

Weighted Average Shares Outstanding:
   Basic                                                 48,878          48,724
                                                       --------        --------
   Diluted                                               49,388          48,836
                                                       --------        --------

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                  CONSOLIDATED COMPARATIVE STATEMENTS OF INCOME
                      (In Thousands Except Per Share Data)

QUARTER ENDED JUNE 30                                  2005          2004        % Change
---------------------                                --------      --------      --------
Revenues:

    Revenues Before Reimbursements                   $186,002      $172,016          8%
    Reimbursements                                     20,779        14,517         43%
                                                     --------      --------
Total Revenues                                        206,781       186,533         11%

Costs and Expenses:

         Cost of Services Before Reimbursements       147,335       132,135         12%
         Reimbursements                                20,779        14,517         43%
                                                     --------      --------
    Cost of Services                                  168,114       146,652         15%

    Selling, General, and Administrative               33,161        34,150         -3%
    Corporate Interest Expense, Net                     1,355          (534)      -354%
                                                     --------      --------
Total Costs and Expenses                              202,630       180,268         12%
                                                     --------      --------

Income Before Income Taxes                              4,151         6,265        -34%
Income Taxes                                            1,470           725        103%
                                                     --------      --------
Net Income                                           $  2,681      $  5,540        -52%
                                                     ========      ========

Net Income Per Share:
   Basic                                             $   0.05      $   0.11        -55%
                                                     --------      --------
   Diluted                                           $   0.05      $   0.11        -55%
                                                     --------      --------

Weighted Average Shares Outstanding:
   Basic                                               48,884        48,724
                                                     --------      --------
   Diluted                                             49,391        48,796
                                                     --------      --------

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      SUMMARY RESULTS BY OPERATING SEGMENT
                         Six Months Ended June 30, 2005
                        (In Thousands Except Percentages)

                                              U.S.                 International                 Total
                                        2005        2004         2005         2004         2005         2004
                                      --------    --------     --------     --------     --------     --------
Revenues Before Reimbursements        $226,861    $218,906     $143,475     $122,965     $370,336     $341,871

Compensation & Benefits                146,316     136,474      100,467       85,237      246,783      221,711
% of Revenues                             64.5%       62.3%        70.0%        69.4%        66.6%        64.8%

Expenses Other than Reimbursements,
   Compensation & Benefits              76,899      75,714       35,967       33,621      112,866      109,335
% of Revenues                             33.9%       34.6%        25.1%        27.3%        30.5%        32.0%
                                      --------    --------     --------     --------     --------     --------
Operating Earnings (1)                $  3,646    $  6,718     $  7,041     $  4,107     $ 10,687     $ 10,825
% of Revenues                              1.6%        3.1%         4.9%         3.3%         2.9%         3.2%
                                      ========    ========     ========     ========     ========     ========

                           QUARTER ENDED JUNE 30, 2005
                        (In Thousands Except Percentages)

                                                 U.S.                International              Total
                                          2005         2004        2005        2004        2005        2004
                                        --------     --------    -------     -------     --------    --------
Revenues Before Reimbursements          $114,354     $109,593    $71,648     $62,423     $186,002    $172,016

Compensation & Benefits                   74,200       67,606     49,922      42,832      124,122     110,438
% of Revenues                               64.9%        61.7%      69.6%       68.6%        66.7%       64.2%

Expenses Other than Reimbursements,
   Compensation & Benefits                38,344       38,161     18,030      17,686       56,374      55,847
% of Revenues                               33.5%        34.8%      25.2%       28.3%        30.3%       32.5%
                                        --------     --------    -------     -------     --------    --------

Operating Earnings (1)                  $  1,810     $  3,826    $ 3,696     $ 1,905     $  5,506    $  5,731
% of Revenues                                1.6%         3.5%       5.2%        3.1%         3.0%        3.3%
                                        ========     ========    =======     =======     ========    ========

(1) Earnings before net corporate interest expense and income taxes.

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                     CONSOLIDATED COMPARATIVE BALANCE SHEETS
                       JUNE 30, 2005 AND DECEMBER 31, 2004
                                 (In Thousands)

                                                                     JUNE 30     December 31
                                                                      2005         2004
                                                                    --------     -----------
ASSETS
         Current Assets:
               Cash and Cash Equivalents                            $ 43,555      $  43,571
               Accounts Receivable, Net                              175,207        176,187
               Unbilled Revenues                                     102,785        103,586
               Prepaid Expenses and Other Current Assets              14,754         21,363
                                                                    --------      ---------

         Total Current Assets                                        336,301        344,707
                                                                    --------      ---------
               Property and Equipment, at Cost                       152,272        154,922
               Less Accumulated Depreciation                        (116,176)      (120,079)
                                                                    --------      ---------

         Net Property and Equipment                                   36,096         34,843
                                                                    --------      ---------
         Other Assets:
               Intangible Assets Arising from Acquisitions, Net      110,240        109,410
               Capitalized Software Costs, Net                        31,982         32,550
               Deferred Income Tax Asset                              32,157         32,172
               Other                                                  18,427         17,578
                                                                    --------      ---------
         Total Other Assets                                          192,806        191,710
                                                                    --------      ---------

         Total Assets                                               $565,203      $ 571,260
                                                                    ========      =========

LIABILITIES AND SHAREHOLDERS' INVESTMENT

         Current Liabilities:
               Short-Term Borrowings                                $ 38,912      $  37,401
               Accounts Payable                                       43,216         41,730
               Accrued Liabilities                                   102,622        110,610
               Deferred Revenues                                      20,402         22,682
               Current Installments of Long-Term Debt                  1,543          1,900
                                                                    --------      ---------

         Total Current Liabilities                                   206,695        214,323
                                                                    --------      ---------
         Noncurrent Liabilities:
               Long-Term Debt, Less Current Installments              50,950         50,875
               Deferred Revenues                                      10,073         10,179
               Self-Insured Risks                                      8,625         10,958
               Postretirement Medical Benefit Obligation               5,544          5,544
               Minimum Pension Liability                              76,161         73,893
               Other                                                  10,379         10,655
                                                                    --------      ---------
         Total Noncurrent Liabilities                                161,732        162,104
                                                                    --------      ---------
         Shareholders' Investment:
               Class A Common Stock, $1.00 Par Value                  24,189         24,157
               Class B Common Stock, $1.00 Par Value                  24,697         24,697
               Additional Paid-in Capital                              1,719          1,441
               Retained Earnings                                     200,389        201,213
               Accumulated Other Comprehensive Loss                  (54,218)       (56,675)
                                                                    --------      ---------

         Total Shareholders' Investment                              196,776        194,833
                                                                    --------      ---------

         Total Liabilities and Shareholders' Investment             $565,203      $ 571,260
                                                                    ========      =========

                               [CRAWFORD(R) LOGO]
                                  PRESS RELEASE
      CRAWFORD & COMPANY 5620 GLENRIDGE DRIVE, N.E. P.O. BOX 5047 ATLANTA,
                          GEORGIA 30302 (404)256-0830

                               CRAWFORD & COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                SIX MONTHS ENDED JUNE 30, 2005 AND JUNE 30, 2004
                                 (In Thousands)

                                                                                  2005             2004
                                                                                -------          -------
CASH FLOWS FROM OPERATING ACTIVITIES:
        Net Income                                                              $ 5,042          $ 7,929
        Reconciliation of Net Income to Net Cash Provided by (Used in)
        Operating Activities:
              Depreciation and Amortization                                       9,631            9,044
              Deferred Income Taxes                                                  13              (90)
              Loss on Sales of Property and Equipment, net                           15              103
              Stock-Based Compensation                                               99                -
             Changes in Operating Assets and Liabilities,
               net of effects of acquisitions:
                   Accounts Receivable, Net                                       2,891          (11,716)
                   Unbilled Revenues                                              2,664           (3,680)
                   Accrued or Prepaid Income Taxes                               (5,373)             (86)
                   Accounts Payable and Accrued Liabilities                      (1,328)          (9,063)
                   Deferred Revenues                                             (2,596)           2,626
                   Accrued Pension Costs                                         (1,745)          (1,664)
                   Prepaid Expenses and Other Assets                             (1,416)           1,134
                                                                                -------          -------
Net Cash Provided by (Used in) Operating Activities                               7,897           (5,463)
                                                                                -------          -------

CASH FLOWS FROM INVESTING ACTIVITIES:
        Acquisitions of Property and Equipment, Net                              (7,100)          (4,600)
        Capitalization of Computer Software Costs                                (2,626)          (3,120)
        Proceeds from 2004 Sale of Undeveloped Land                               7,562                -
        Additional Payment for Prior Acquisitions                                   (90)            (479)
                                                                                -------          -------
Net Cash Used in Investing Activities                                            (2,254)          (8,199)
                                                                                -------          -------

CASH FLOWS FROM FINANCING ACTIVITIES:
        Dividends Paid                                                           (5,866)          (5,847)
        Proceeds from Exercise of Stock Options                                     310                -
        Increase (Decrease) in Short-Term Borrowings, Net                           392           (3,403)
        Decrease in Long-Term Debt and Capital Lease Obligations, Net              (975)            (300)
        Capitalized Loan Costs                                                        -               61
                                                                                -------          -------
Net Cash Used in Financing Activities                                            (6,139)          (9,489)
                                                                                -------          -------

Effect of Exchange Rate Changes on Cash and Cash Equivalents                        480              436
                                                                                -------          -------
Decrease in Cash and Cash Equivalents                                               (16)         (22,715)
Cash and Cash Equivalents at Beginning of Period                                 43,571           45,805
                                                                                -------          -------
Cash and Cash Equivalents at End of Period                                      $43,555          $23,090
                                                                                =======          =======